UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020 (October 2, 2020)

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Matthew Plunkett as Chief Financial Officer

On October 2, 2020, Matthew Plunkett, Ph.D. and Nkarta, Inc. (the “Company”) agreed that Dr. Plunkett’s service as the Company’s Chief Financial Officer would terminate, effective as of October 2, 2020.

In connection with Dr. Plunkett’s departure, on October 2, 2020 the Company and Dr. Plunkett entered into a Separation and Release Agreement (the “Separation Agreement”). The Separation Agreement provides that Dr. Plunkett will receive severance benefits of six months of his base salary, his target-level bonus for 2020, accelerated vesting of certain of his Company stock option grants (his unvested stock options granted by the Company in 2018 vested in full, no additional portion of his stock options granted by the Company in 2020 vested, and his stock options granted by the Company in 2019 vested as to an additional 59,460 shares of Company common stock), one year to exercise his vested Company stock options, and reimbursement of his premiums to continue healthcare coverage under COBRA for up to six months. The Separation Agreement contains a release of claims and certain restrictive covenants.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

(c) Appointment of Nadir Mahmood as Chief Financial and Business Officer

The Company’s board of directors (the “Board”) appointed Nadir Mahmood, Ph.D., the Company’s Chief Business Officer, as the Company’s Chief Financial and Business Officer and the principal financial and accounting officer effective as of October 2, 2020.

In connection with his appointment as Chief Financial and Business Officer, the Compensation Committee of the Board approved an increase in Dr. Mahmood’s annual base salary to $380,000 effective October 2, 2020, and the grant to Dr. Mahmood on October 2, 2020 of a stock option to purchase 50,000 shares of the Company’s common stock. The per share exercise price of the option equals the closing price per share of the Company’s common stock on October 2, 2020. The shares subject to the option are scheduled to vest in equal monthly installments over the four-year period following the grant date, subject to Dr. Mahmood’s continued service through the applicable vesting date. Biographical information about Dr. Mahmood has been previously reported by the Company in the Company’s registration statement on Form S-1, as amended (File No. 333-239301) relating to the initial public offering of the Company’s common stock, under the heading “Management – Executive Officers and Employee Directors” and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 5, 2020, the Company issued a press release announcing the matters described Item 5.02 of this report, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Separation and Release Agreement between Nkarta. Inc. and Matthew Plunkett, dated October 2, 2020
99.1	Press Release dated October 5, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: October 5, 2020	By:	/s/ Nadir Mahmood
Nadir Mahmood
Chief Financial and Business Officer